UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report
(Date of earliest
event reported):	September 18, 2012

AgFeed Industries, Inc.
(Exact name of registrant as specified in its charter)

Nevada	1-33674	20-2597168
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 Bluegrass Commons Blvd., Suite 310, Hendersonville, Tennessee 37075
(Address of principal executive offices, including zip code)

(917) 804-3584
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 18, 2012, AgFeed Industries, Inc. (the “Company”) entered into an employment agreement (the “Employment Agreement”) with K. Ivan F. Gothner, the Company’s Chief Executive Officer and Chairman of the Board. The Employment Agreement will govern the terms of Mr. Gothner’s employment as Chief Executive Officer until December 31, 2015 (the “Employment Term”) unless it is earlier terminated by the Company or Mr. Gothner. The Employment Agreement provides for a base salary of $500,000 per year, subject to an automatic annual increase to reflect changes in the consumer price index, if any. The base salary also may be increased by the Company’s Board of Directors or the Compensation Committee thereof (the “Committee”). Mr. Gothner will be eligible under the terms of the Employment Agreement to receive a cash bonus for 2012 equal to $400,000. One-half of the bonus is subject to achievement of specified performance objectives for 2012 and the other half of the bonus is subject to Mr. Gothner’s continued employment through the end of 2012. The Employment Agreement provides for a grant to Mr. Gothner of an option to purchase 1.4 million shares of the Company’ s common stock (the “Option”), with one-third of the Option being vested on the date of grant and the remaining two-thirds vesting ratably on the first two anniversaries of the grant date subject to Mr. Gothner’s continuous employment until the applicable vesting date.

For each full year of the Employment Term, Mr. Gothner will be eligible to participate in incentive compensation arrangements established by the Company’s Board of Directors or the Committee and to receive annual awards of equity-based compensation. The Company and Mr. Gothner intend that the total of Mr. Gothner’s base salary, target cash incentive award and equity award grant date value for each year of the Employment Term will equal at least $1.2 million, subject to an automatic annual increase to reflect changes in the consumer price index, if any (the “Target Total Direct Compensation”). The Target Total Direct Compensation is subject to adjustment by the Committee as appropriate to reflect comparable peer companies in the event of a material change in the assets or the business of the Company. The Employment Agreement entitles Mr. Gothner to participate in retirement, welfare, fringe or other employee benefit plans that the Company makes available to its senior management from time to time. Mr. Gothner’s benefits during the Employment Term will include reimbursement of business expenses and five weeks of vacation per calendar year.

In the event of a termination of Mr. Gothner’s employment during the Employment Term, the Employment Agreement provides for the following:

•	If the termination is by the Company for “cause” (as defined in the Employment Agreement), by Mr. Gothner without “good reason” (as defined in the Employment Agreement) or due to Mr. Gothner’s death or “disability” (as defined in the Employment Agreement), then Mr. Gothner will receive only his accrued base salary and benefits through the termination date and will forfeit any unpaid bonuses and unaccrued or unvested benefits.

•	If the termination is by the Company other than for cause, or by Mr. Gothner for good reason, then Mr. Gothner will receive (1) his accrued base salary and benefits through the termination date and (2) an amount equal to the greater of (A) his then current base salary payable for the remainder of the Employment Term or (B) two times the aggregate of (x) his then current base salary and (y) his target annual bonus payout value for the calendar year in which the termination occurs.

The Employment Agreement includes customary restrictive covenants applicable to Mr. Gothner during the Employment Agreement and for a period of time after his employment terminates under specified circumstances, including confidentiality, non-competition and non-solicitation provisions, as well as provisions concerning assignment of rights to intellectual property.

To evidence the grant of the option to purchase 1.4 million shares of the Company’s common stock contemplated by the Employment Agreement on September 18, 2012, the Company entered into a Nonqualified Stock Option Agreement with Mr. Gothner (the “Option Agreement”). The Option was granted with an exercise price per share equal to $0.39 per share, which was the closing price of a share of the Company’s common stock on the date of grant.

The Option was granted under the Company’s 2010 Long-Term Incentive Plan (the “Plan”) to the extent a sufficient number of shares remained available for the grant of awards under the Plan. To the extent the number of shares subject to the Option exceeded the number of shares remaining available under the Plan, the Option was granted outside of the Plan but is nevertheless governed by the terms of the Plan as if granted under the Plan.

The Option vests as described in the Employment Agreement. If there is a “change of control” (as defined in the Option Agreement) of the Company before the Option is fully vested, then, if the successor or surviving corporation (or parent thereof) (the “Survivor”) so agrees, then some or all of the Option may be assumed or replaced and the Option’s vesting will not be accelerated unless, after the change of control, Mr. Gothner’s employment is terminated without “cause” (as defined in the Option Agreement) or for “good reason” (as defined in the Option Agreement), in which case the Option will become fully vested upon such termination. If the Survivor does not agree to assume or replace the Option in the change of control, then the Option will become fully vested and exercisable in connection with the change of control.

The foregoing descriptions of the Employment Agreement and the Option Agreement are summaries only, and are qualified in their entirety by the copies of the Employment Agreement and the Option Agreement that are filed as Exhibit 10.1 and Exhibit 10.2, respectively, to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(a)	Not applicable.

(b)	Not applicable.

(c)	Not applicable.

(d)	Exhibits. The following exhibits are being filed herewith:

(10.1)	Employment Agreement, dated September 18, 2012, by and between AgFeed Industries, Inc. and K. Ivan F. Gothner

(10.2)	Nonqualified Stock Option Agreement, dated September 18, 2012, by and between AgFeed Industries, Inc. and K. Ivan F. Gothner

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AGFEED INDUSTRIES, INC.

Date: September 24, 2012	By:	/s/ Gerald Daignault
Gerard Daignault
Interim Chief Financial Officer

AGFEED INDUSTRIES, INC.

Exhibit Index to Current Report on Form 8-K

Exhibit
Number

(10.1)	Employment Agreement, dated September 18, 2012, by and between AgFeed Industries, Inc. and K. Ivan F. Gothner

(10.2)	Nonqualified Stock Option Agreement, dated September 18, 2012, by and between AgFeed Industries, Inc. and K. Ivan F. Gothner

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